As filed with the Securities and Exchange Commission on September 10, 1999
						Registration No.  333-_____
===========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Earth Sciences, Inc.
       (Exact name of registrant as specified in its charter)

          Colorado	                             			84-0503749
    (State of incorporation)            (IRS Employer	Identification No.)

            910 12th Street, Golden, Colorado        80401
   (Address of principal executive offices, including Zip Code)

  (Registrant's telephone number, including area code):   (303) 279-7641

        EARTH SCIENCES, INC. 1999 STOCK COMPENSATION PLAN #2
                       (Full title of plan)

                         Mark H. McKinnies
             910 12th Street, Golden, Colorado  80401
                          (303) 279-7641
        (Name, address, including zip code and telephone number, including area code, of agent for service of process)


CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
		                         				Propose  d
Proposed
Title of 				                  maximum of-   maximum ag-
Amount of
securities to	  Amount to be   fering price  gregate of- 	 registration
be registered	  registered	    per share     fering price  fee
_____________________________________________________________________________
Common Stock, $.01
par value:	  	334,203 Shares   $  .22 (1)    $  73,525 (1) $   20.44
_____________________________________________________________________________

(1) Determined solely for the purposes of calculating the registration fee based on the closing bid price of the Common Stock on OTCBB on September
9, 1999.  Fee calculated pursuant to section (c) of Rule 457 of Regulation
C.

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company (File No. 0-6088) with the Commission are incorporated herein by reference.
	1. The Company's annual report, as amended, on Form 10-KSB for the year ended December 31, 1998 ("1998 10-KSB").
	2. The Company's quarterly reports, as amended, on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999.
 3. The Company's report on Form 8-K, dated September 2, 1999 and filed on September 10, 1999.
	4. A description of the Company's Common Stock contained in the Registration Statement on Form 8-A as declared effective by the Securities and Exchange Commission.
	5. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof, which documents shall be deemed to be incorporated by reference into this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.	DESCRIPTION OF SECURITIES.

	Not Applicable

Item 5.	INTEREST OF NAMED EXPERTS AND COUNSEL.

	Not Applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Article 7-109 of the Colorado Business Corporation Act authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director also had no reasonable cause to believe his conduct was unlawful.

	The above discussion of the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of the foregoing.

Article VIII of the Registrant's Bylaws provides as follows:

	Each past, present and future director and officer of the corporation shall be indemnified by the corporation against all expenses, penalties, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with any actual or threatened claim, demand, action or proceeding, whether civil or criminal, or in connection with any settlement thereof, to which he may be made a party, or in which he may become involved, by reason of his being or having been a director or officer of the corporation, whether or not he is a director or officer at the time such expenses, penalties or liabilities are incurred, except in cases where he shall be finally adjudged in such action or proceeding to be liable for willful misconduct in the performance of his duties as such director or officer. The right of indemnification herein provided shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled and the right of indemnification herein provided shall inure to the benefit of the personal representatives of deceased directors and officers.

Item 7.  	EXEMPTION FROM REGISTRATION CLAIMED.

	Not Applicable

Item 8.  EXHIBITS.

Exhibit
Number			Description
5.1*   Opinion of Law Office of Reed & Reed, P.C. as to legality of the shares
23.1*	 Consent of Hein + Associates LLP
23.2*	 Consent of Law Office of Reed & Reed, P.C. (contained in Exhibit
       5.1)
99.2*	 1999 Stock Compensation Plan #2

*  Filed herewith.
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Item 9.  UNDERTAKINGS.

	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2) That, for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
	(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on September 10, 1999.

						EARTH SCIENCES, INC.


Date:  September 10, 1999		      /s/  Ramon E. Bisque
      	------------------        -----------------------------
                           						Ramon E. Bisque
                           						Principal Executive
Officer


Date:  September 10, 1999     		/s/  Mark H. McKinnies
	  				------------------       -------------------------
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                          						Mark H. McKinnies
                          						President, Principal
Financial and
                          						Accounting Officer

	Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement and any amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Date:  September 10, 1999		     /s/  Ramon E. Bisque
				  	------------------       -------------------------
----
                          						Ramon E. Bisque,
Director


Date:  September 10, 1999		     /s/  Duane N. Bloom
					  ------------------       -----------------------
------
                          						Duane N. Bloom,
Director


Date:  September 10, 1999		     /s/  Michael D. Durham
	  				------------------       -------------------------
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                          						Michael D. Durham,
Director


Date:  September 10, 1999		     /s/  Robert H. Lowdermilk
  					------------------       -------------------------
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                          						Robert H.
Lowdermilk, Director


Date:  September 10, 1999		     /s/  Mark H. McKinnies
  					------------------       -------------------------
----
                          						Mark H. McKinnies,
Director